                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                  July 1, 2004
                        ---------------------------------
                                 Date of Report
                        (Date of Earliest Event Reported)

                             Power Technology, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

      Nevada                        0-24867                   88-0395816
---------------                  ------------              -------------------
(State or other                  (Commission                (I.R.S. Employer
jurisdiction of                  File Number)              Identification No.)
 incorporation)

                         1770 St. James Place, Suite 115
                              Houston, Texas 77056
                    ----------------------------------------
                    (Address of principal executive offices)

                                  281.804.8854
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                               15 Ocean View Road
                         Lions Bay, B.C. V0N 2E0, Canada
         --------------------------------------------------------------
         (Former name and former address, if changed since last report)

Item 1.  Change in Control of Registrant

        CHANGE IN MANAGEMENT. Effective June 30, 2004, Mr. Lee A. Balak resigned as a director and as the President, Treasurer and Secretary of Power Technology, Inc. (the "Company"). The Company has entered into a consulting agreement with Mr. Balak. The consulting agreement is for a term of six months and is renewable by the Company for periods of six months. The consulting fee is $5,000 per month and provides for reimbursement of expenses. The agreement provides that Mr. Balak can not sell any shares of his Common Stock for initial six months of the agreement without the permission of the Board of Directors, and any sales thereafter shall be limited to 500,000 shares of the Common Stock of the Company during any six month period.

         Effective July 1, 2004, Mr. Bernard J. Walter was appointed as a director of the Company to fill the vacancy on the Board of Directors created by the resignation of Lee A. Balak.

         Effective July 6, 2004, Mr. Walter executed an employment agreement with the Company, and the Board of Directors appointed Mr. Walter to be the Chief Executive Officer, President, Treasurer and Secretary of the Company.

         BACKGROUND OF MR. WALTER. Mr. Walter, age 56, became a director of the Company on July 1, 2004, and became the Chief Executive Officer, President, Treasurer and Secretary of the Company effective July 1, 2004. From 2000 to the present, he has been the General Counsel and a business and technical consultant to LFF Systems, Inc. From 2000 to the present, Mr. Walter has also been a director, Vice President and General Counsel to E-Simulation, Inc. From 1973 to the present, Mr. Walter has been a practicing attorney in the State of Texas. Mr. Walter graduated from the University of St. Thomas with a B.A. degree in 1970, and graduated from the University of Houston Law Center with a J.D. degree in 1973.

         The Employment Agreement with Mr. Walter is effective July 1, 2004 and terminates on December 31, 2009, and may be extended by the Company annually thereafter. The Agreement provides for a base salary for 2004 of $90,000, $120,000 for 2005, and $180,000 per annum for 2006 through 2009, with annual increases of five per cent or greater if set by the Compensation Committee of the Company. The Agreement also provides for incentive bonuses based upon performance criteria to be determined at the beginning of each year for each applicable annual period by the Compensation Committee. Mr. Walter is also entitled to receive 7,500,000 shares of the restricted Common Stock of the Company which is restricted from sale for a period of three years. His shares of Common Stock are to be non-dilutive and are not subject to any reverse stock split of the Common Stock of the Company. The Agreement also has customary provisions regarding an automobile allowance, participation in benefits plans, life insurance and other terms.

         CHANGE IN LOCATION OF EXECUTIVE OFFICE. As a result of this change in the management of the Company, the Board of Directors authorized a change in the location of the principal executive office of the Company from Lions Bay, B.C., Canada to 1770 St. James Place, Suite 115, Houston, Texas 77056. The new telephone number of the Company is 281.804.8854.

                                       2.

         CORPORATE FINANCING. On May 21, 2004, the Company executed a promissory note in the principal amount of $100,000 with an interest rate of 8% per annum. Principal and interest are due on December 31, 2004, payable to Corporate Strategies, Inc. In the event of a default, Corporate Strategies, Inc. has the right to be issued 67,000,000 shares of the restricted Common Stock of the Company which will cause a change in the control of the Company. In addition, Corporate Strategies, Inc. has received a pledge of 27,157,483 shares of the Common Stock of the Company presently owned and held by Lee A. Balak, the largest stockholder of the Company, as additional collateral in the event that it does not receive the 67,000,000 shares of Common Stock of the Company otherwise issuable upon a default by the Company.

Item 7.  Financial Statements and Exhibits

        Exhibits
        --------

        10.1    Employment Agreement with Bernard J. Walter dated July 1, 2004

        10.2    Consulting Agreement with Lee A. Balak dated June 30, 2004

        10.3    Promissory Note dated May 21, 2004

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

July 13, 2004                       Power Technology, Inc.

                                    By: /s/Bernard J. Walter
                                    --------------------------------------
                                           Bernard J. Walter
                                           Chief Executive Officer and President

                                       3.